Exhibit 23.1

Ron Shumka
Chartered Accountant
1607-805 West Broadway
Vancouver, British Columbia V5Z 1K1
Telephone: (604) 873-5141
Facsimile: (604) 873-5213
email:rshumka@direct.ca

August 7, 2001

Directors of Balaton Power Inc.

I hereby consent to the inclusion of my audit report for Balaton Power Inc. for the years ended December 31, 2000, December 31, 1999, and December 31, 1998, in Balaton Power=s Form 20F Registration Statement and all amendments thereto.

Yours very truly,

/s/ Ron Shumka,
Ron Shumka, C.A.